                           OFFER TO PURCHASE FOR CASH


                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF


                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                                      AT


                              $13.95 NET PER SHARE
                                      BY


                         ATALANTA ACQUISITION COMPANY
                                WHOLLY OWNED BY


                               MARTIN T. SOSNOFF

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        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
         NEW YORK CITY TIME, ON JULY 11, 2003 (THE "EXPIRATION DATE"),
                         UNLESS THE OFFER IS EXTENDED.
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                                                                  June 13, 2003

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated June 13, 2003 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Atalanta Acquisition Company, a Delaware corporation, which is wholly owned by Martin T. Sosnoff, to purchase all outstanding shares (the "Shares") of common stock, par value $0.01 per Share, of Atalanta/Sosnoff Capital Corporation, a Delaware corporation (the "Company"), at a price of $13.95 per Share, net to the seller in cash (the "Offer Price"), without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated June 10, 2003, by and among Purchaser, Mr. Sosnoff and the Company (the "Merger Agreement"). Also enclosed is the Letter to Shareholders of the Company from Martin T. Sosnoff and Atalanta/Sosnoff Capital Corporation, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

       1. The tender price is $13.95 per Share, net to the seller in cash, without interest and less any required withholding taxes.

       2. The Offer is being made for all outstanding Shares.

       3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 10, 2003 (the "Merger Agreement"), by and among Purchaser, Mr. Sosnoff and the Company, pursuant to which, as soon as practicable following the consummation of the Offer, and the satisfaction or waiver of certain conditions in the Merger Agreement, Purchaser will be merged into the Company (the "Merger"), with the Company continuing as the surviving corporation which will be wholly owned by Purchaser. At the effective time of the Merger (the "Effective Time"), each issued and outstanding Share (other than (i) Shares held in the Company's treasury, (ii) Shares held by Purchaser and (iii) Shares of holders exercising dissenting rights), will be converted into the right to receive the per Share price paid in the Offer in cash without interest thereon (the "Merger Consideration") and described in the Offer to Purchase.

       4. The Board of Directors of the Company (the "Board"), by unanimous decision of those Directors participating and based upon the recommendation of a Special Committee of Independent Directors of the Board (1) has determined that it is fair to and in the best interests of the Company and its stockholders (other than Purchaser, Mr. Sosnoff and their affiliates) to consummate the Offer and the Merger upon the terms and subject to the conditions of the Merger Agreement and in accordance with Delaware law; (2) has approved and declared advisable the Offer, the Merger and the Merger Agreement; and (3) has resolved to recommend that the Company's stockholders accept the Offer and tender their Shares pursuant thereto.

       5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on July 11, 2003, unless the Offer is extended.

       6. The Offer is subject to certain conditions as set forth under "The Offer -- Section 11. Conditions to the Offer" in the Offer to Purchase.

       7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. However, U.S. federal income tax backup withholding at a rate of 28% (or other applicable percentage) may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.


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

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF


                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                                       BY

                         ATALANTA ACQUISITION COMPANY
                                WHOLLY OWNED BY

                               MARTIN T. SOSNOFF


     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 13, 2003, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Atalanta Acquisition Company, a Delaware corporation, which is wholly owned by Martin T. Sosnoff, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Atalanta/Sosnoff Capital Corporation, a Delaware corporation.

     This will instruct you to tender the number of shares of Common Stock indicated below (or, if no number is indicated below, all such shares of Common Stock) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

      --------------------------------------
      NUMBER OF SHARES OF COMMON STOCK TO BE
      TENDERED:
               --------------------------- *


      DATE:
           --------------------------- , 2003







     --------------------------------------

     SIGN HERE

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     ------------------------------------
            SIGNATURE OF HOLDER(S)


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     ------------------------------------
      PLEASE PRINT NAME(S) OF HOLDER(S)


     ------------------------------------

     ------------------------------------
                    ADDRESS


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        AREA CODE AND TELEPHONE NUMBER
     ------------------------------------

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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*     Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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